Exhibit 10.16

SERVICING AGREEMENT

among

CONN’S RECEIVABLES FUNDING I, LP,

AS ISSUER,

CONN APPLIANCES, INC.,

AS SERVICER,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

DATED AS OF April 30, 2012

TABLE OF CONTENTS

		Page
Section 6.01	Successor Trustee	27

Section 6.02	Tax Returns	27

Section 6.03	Final Payment with Respect to Any Series	27

ARTICLE VII	MISCELLANEOUS PROVISIONS

Section 7.01	Amendment	27

Section 7.02	Protection of Right, Title and Interest to Receivables and Related Security	28

Section 7.03	Governing Law	29

Section 7.04	Notices	29

Section 7.05	Severability of Provisions	30

Section 7.06	Delegation	30

Section 7.07	Waiver of Trial by Jury	30

Section 7.08	Further Assurances	30

Section 7.09	No Waiver; Cumulative Remedies	30

Section 7.10	Counterparts	30

Section 7.11	Third-Party Beneficiaries	30

Section 7.12	Actions by Noteholders	30

Section 7.13	Rule 144A Information	31

Section 7.14	Merger and Integration	31

Section 7.15	Headings	31

Section 7.16	Rights of the Trustee	31

EXHIBITS
Exhibit A-1	Form of Monthly Servicer Report
Exhibit A-2	Form of Monthly Noteholders’ Statement
Exhibit B	Form of Annual Servicer’s Certificate
Exhibit C	Form of Credit and Collection Policy

SCHEDULES

Schedule 2.08(i)	Litigation

SERVICING AGREEMENT dated as of April 30, 2012 (the “Agreement”) by and among CONN RECEIVABLES FUNDING I, LP, a Texas limited partnership, as issuer (the “Issuer”), CONN APPLIANCES, INC., a Texas corporation (“Conn Appliances”), as initial Servicer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture (defined below) (in such capacity, together with its successors and assigns in such capacity, the “Trustee”).

WHEREAS, the Issuer has purchased, or will purchase, from Conn Appliances (the “Seller”), Contracts, Receivables and other Related Security relating to such Receivables pursuant to the terms of and subject to the conditions set forth in the Purchase and Sale Agreement, dated as of April 30, 2012 (as amended, supplemented or otherwise modified from time to time the “Purchase Agreement”), between the Seller and the Issuer.

WHEREAS, the Issuer is entering into a Base Indenture, dated as of April 30, 2012, together with a supplement thereto (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Trustee, and each of the other related Transaction Documents, pursuant to which the Issuer plans to issue one or more Notes, in order to finance its purchase of the Contracts, Receivables and other Related Security relating to such Receivables.

WHEREAS, the Servicer is willing to service all Receivables and other Related Security acquired by the Issuer, pursuant to the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Back-Up Servicer” means Systems & Services Technologies, Inc., together with its permitted successors and assigns, in such capacity.

“Back-Up Servicing Agreement” is defined in Section 2.01(b).

“Conn Appliances” is defined in the preamble.

“Consolidated Net Worth” means at any date, with respect to any Person, the consolidated stockholders’ equity of such Person and its consolidated Subsidiaries, plus the principal amount of subordinated debt of such Person, minus (to the extent reflected in determining such consolidated stockholders’ equity) all intangible assets (determined in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements of such Person before the Closing Date).

“Custodian” is defined in Section 2.02(a)(ii).

“Field Collections” is defined in Section 2.02(c).

“Indemnified Parties” is defined in Section 2.05.

“Indenture” is defined in the second recital.

“In-Store Payments” is defined in Section 2.02(c).

“Issuer” is defined in the preamble.

“Mail Payments” is defined in Section 2.02(c).

“Post Office Box” means, collectively, post office box 815867and post office box 815868, each in Dallas, Texas 75234, and, upon notice to Trustee, each other post office box opened and maintained by the Issuer or the Servicer for the receipt of Collections from Obligors and governed by a Post Office Box Agreement reflecting that such post office box is in the name of the Issuer, as any such post office boxes may be closed from time to time by the Servicer with prior written notice to the Trustee (provided that (i) there shall at all times be at least one post office box open to receive Collections, (ii) the Servicer takes customary and prudent procedures to notify Obligors to make payments to such post office box and (iii) the closing or opening of any post office box is consistent with the servicing standard set forth in Section 2.02(b)(ii)).

“Post Office Box Agreement” means an agreement by and among the Issuer, the Trustee, the Servicer and the United States Postal Service, which is a standard post office box agreement, specifying the rights of the parties in the Post Office Box.

“Purchase Agreement” is defined in the first recital.

“Seller” is defined in the first recital.

“Servicer” is defined in Section 2.01(a).

“Servicer Default” is defined in Section 2.04.

“Servicing Fee” is defined in Section 2.07.

“Specified Servicer Default” means any Servicer Default of the type specified in paragraph (d) of Section 2.04.

“Successor Servicer” is defined in Section 2.01(b)(i).

“Trustee” is defined in the preamble.

Section 1.02 Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture and, to the extent applicable, the Series Supplement.

Section 1.03 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

(c) [Reserved.]

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

ARTICLE II

ADMINISTRATION AND SERVICING

OF RECEIVABLES AND RELATED SECURITY

Section 2.01 Appointment of Servicer.

(a) The servicing, administering and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 2.01. Until the Trustee gives notice to Conn Appliances of the designation of a new Servicer pursuant to this Section 2.01, Conn Appliances is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Trustee and the Notice Person; provided, however, that the Servicer shall be permitted to delegate its duties hereunder to any of its Affiliates and may use subservicers, contractors or agents, but such delegation shall not relieve the Servicer of its duties and obligations hereunder.

(b) (i) After the occurrence of a Servicer Default, the Trustee may, and upon the direction of the Required Noteholders or in the case of a Specified Servicer Default shall, in accordance with the provisions set forth in clause (ii) below, appoint the Back-Up Servicer pursuant to the Back-Up Servicing Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Back-Up Servicing Agreement”), among the Back-Up Servicer and the various other parties thereto or any other successor servicer (SST, or any other successor servicer so appointed, in such capacity, the “Successor Servicer”) to succeed to Conn Appliances as Servicer hereunder.

(ii) If (x) the Back-Up Servicer, on the date of its appointment as Successor Servicer or at any time following such appointment, fails or is unable to perform the duties of the Servicer hereunder or has previously resigned or otherwise been terminated as Back-Up Servicer, or (y) any other Person designated Successor Servicer in accordance with this Section 2.01 resigns, fails or is unable to perform the duties of the Servicer hereunder following its appointment as Successor Servicer, the Trustee may with the consent of the Required Noteholders, and upon the direction of the Required Noteholders shall, appoint as Servicer any Person to succeed the then-current Servicer on the condition in each case that any such Person so appointed shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. Until such time as the Person so appointed becomes obligated to begin acting as Servicer hereunder, the then current Servicer will continue to perform all servicing functions under this Agreement and the other Servicer Transaction Documents. If the Trustee is not able to appoint a new Servicer to succeed Conn Appliances, the Back-Up Servicer or any other Person then acting as Servicer, within a reasonable time following the date upon which it is required to so appoint a successor to the Servicer pursuant to this Section 2.01 (but in any event not later than 30 days following such date), the Trustee shall at the Issuer’s expense petition a court of competent jurisdiction to appoint as the Servicer hereunder any established financial institution having, a net worth of not less than $25,000,000 and whose regular business includes the servicing of receivables comparable to the Receivables which are the subject of this Agreement and the other Servicer Transaction Documents. Following any appointment of a Successor Servicer pursuant to this Section 2.01, the Trustee will provide notice thereof to the Issuer, the Seller and the Noteholders.

(c) The Trustee shall not be responsible for any differential between the Servicing Fee and any compensation paid to a Successor Servicer hereunder.

Section 2.02 Duties of Servicer.

(a) (i) The Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to collect each Receivable from time to time, all in accordance with applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Issuer, each Noteholder by its acceptance of the related Notes and each of the other Secured Parties (through their deemed appointment of the Trustee pursuant to the Indenture), hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 2.01 hereof, to enforce its respective rights and interests in and under the Contracts, Receivables and Related Security, Collections and proceeds with respect thereto. To the extent permitted by applicable law, each of the Issuer and Conn Appliances (to the extent not then acting as Servicer hereunder) hereby grants to any Servicer appointed hereunder all rights and powers of the Issuer and/or the Servicer, as the case may be, under the Contracts and with respect to the Related Security, and hereby grants an irrevocable power of attorney to take in the Issuer’s and/or Conn Appliances name and on behalf of the Issuer or Conn Appliances any and all steps necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, to cancel any policy of insurance, make demands for unearned premiums, commence enforcement proceedings, exercise other powers under a Contract, execute and deliver instruments of satisfaction or cancellation, or full or partial discharge, with respect to Receivables, endorse the Issuer’s and/or Conn Appliances name on checks and other instruments representing Collections and enforce such Receivables and the related Contracts. The Servicer shall, as soon as practicable following receipt thereof, turn over to Conn Appliances any collections of any Indebtedness of any Person which is not on account of a Receivable. The Servicer shall not voluntarily make the Trustee, any Noteholder or any of their respective agents a party to any litigation without the prior written consent of such Person. Without limiting the generality of the foregoing and subject to Section 2.04, the Servicer is hereby authorized and empowered unless such power and authority is revoked in writing by the Trustee pursuant to the terms of the Servicer Transaction Documents (A) to make deposits into or withdrawals from the Collection Account as set forth in this Agreement, the Indenture and the Series Supplement; provided, however, that with respect to any Successor Servicer, nothing contained in any Servicer Transaction Document shall impose an obligation on such Successor Servicer to make any withdrawals or payments from the Collection Account or any other Trust Account, (B) to instruct the Trustee in writing, substantially in the form of the Monthly Servicer Report, to make deposits or withdrawals and payments from the Finance Charge Account, the Principal Account, the Collection Account, the Payment Account and any Series Account, in accordance with such instructions as set forth in the Indenture or the Series Supplement, (C) to instruct or notify Trustee in writing as set forth in this Agreement, the Indenture and the Series Supplement, (D) to make all calculations, allocations and determinations required of the Servicer under the Indenture, the Series Supplement and as required herein or to establish Series Accounts, (E) to execute and deliver, on behalf of the Issuer for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the other Contracts and Related Security and, after any delinquency in payment relating to any Receivable, to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect thereto (including cancellation of the related insurance policy) and (F) in the case of the initial Servicer only, to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements.

(ii) Subject to the terms and conditions of this Section 2.02(a)(ii), the Servicer shall maintain custody and possession of the Receivable Files on behalf of, and as bailee for, Trustee (for the benefit of the Noteholders and the other Secured Parties) (in such capacity, together with its successors and assigns, the “Custodian”).

(A) Custodian agrees to maintain possession of the related Receivable Files at its offices where they are presently maintained, at the offices of the related subcustodians or at such other offices of Custodian as shall from time to time be identified to Trustee by written notice. Custodian shall segregate physical Receivable Files from other files maintained by Custodian and shall, to the extent a Receivable File is stored in electronic format, maintain an authoritative electronic copy of each Receivable File on a data tape or other electronic media in a fire-resistant safe or room. The Issuer hereby appoints Conn Appliances, and Conn Appliances hereby agrees to act, as initial Custodian hereunder. Custodian may, at the Servicer’s request, temporarily deliver individual Receivable Files or any portion thereof to Servicer without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

(B) As custodian and bailee, Custodian shall hold the Receivable Files (by itself and/or through subcustodians) on behalf of Trustee (for the benefit of the Secured Parties and, by agreeing to act as Custodian, is deemed to have received notice of the security interests of the Secured Parties in the Contracts and related Receivables), maintain accurate records pertaining to each Receivable to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and conduct periodic physical inspections of Receivable Files held by it under this Agreement and attend to all other details in connection with maintaining custody of the Receivable Files.

(C) In performing its duties under this Section 2.02(a)(ii), Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. Custodian shall promptly report to Trustee any material failure by it to hold the Receivable Files as herein provided and shall promptly take appropriate action to remedy such failure. In acting as custodian of the Receivable Files, Custodian agrees further not to assert, and shall cause each related subcustodian not to assert any beneficial ownership interests in the Receivables. Custodian agrees to indemnify

Trustee, the Secured Parties and Issuer, and their respective officers, directors, employees, partners and agents for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on or incurred by any such Person arising from the gross negligence or willful misconduct of Custodian in maintaining custody of the Receivable Files pursuant to this Section 2.02(a)(ii); provided, however, that Custodian will not be liable to the extent that any such amount resulted from the negligence or willful misconduct of such Person.

(D) The appointment of Custodian shall terminate upon termination of the Servicer in accordance with this Agreement. The Successor Servicer, by acceptance of its appointment, shall become the successor Custodian. Promptly following the appointment of a successor Custodian, and in any event within five days of such appointment, Custodian shall (at the initial Custodian’s sole cost and expense if a Servicer Default shall have occurred and at the Custodian’s sole cost and expense if the Custodian shall have been removed for cause) deliver all of the Receivable Files in its possession, and all records maintained by it with respect thereto, to such successor Custodian.

(b) (i) Servicer shall service and administer the Receivables on behalf of Issuer and Trustee (for the benefit of the Secured Parties) and shall have full power and authority, acting alone and/or through subservicers, contractors or agents as provided in Section 2.02(b)(iii), to do any and all things which it may deem reasonably necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement and the other Servicer Transaction Documents. Consistent with the terms of this Agreement and the other Servicer Transaction Documents, Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Obligor if, in Servicer’s reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the collectability of amounts due on such Receivable; provided, however, that Servicer may not permit any modification with respect to any Receivable that would change its interest rate, defer the payment of any principal or interest, reduce the Outstanding Receivables Balance (except for actual payments of principal), or extend the final maturity date on such Receivable except in accordance with the Credit and Collection Policy and in no case beyond the Legal Final Payment Date. Without limiting the generality of the foregoing, Servicer in its own name or in the name of Issuer is hereby authorized and empowered by Issuer when Servicer believes it appropriate in its reasonable judgment to execute and deliver, on behalf of Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivable.

(ii) Servicer shall service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with industry standards, as are customarily employed by Servicer in servicing and administering contracts and notes owned or serviced by Servicer comparable to the Receivables. Servicer shall not knowingly take any action to impair Trustee’s (for the benefit of the Secured Parties) security interest in any Receivable, except to the extent allowed pursuant to this Agreement or required by law.

(iii) Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it pursuant to this Agreement, through subservicers, contractors or agents appointed by Servicer. Such subservicers may include Affiliates of Servicer. Notwithstanding any such delegation of a duty, Servicer shall remain obligated and liable for the performance of such duty as if Servicer were performing such duty.

(iv) Servicer may take such actions as are necessary to discharge its duties as Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of Issuer such instruments and documents as may be customary, necessary or desirable in connection with the performance of Servicer’s duties under this Agreement (including consents, waivers and discharges relating to the Receivable).

(v) Servicer shall keep separate records covering the transactions contemplated by this Agreement including the identity and collection status of each Receivable.

(c) Collections. (i) On or prior to the Closing Date, Issuer and initial Servicer shall have established and shall maintain thereafter the following system of collecting and processing Collections of Receivables. The Obligors may make payments of Receivables only (A) by check mailed to the Post Office Box (such payments, upon receipt in such Post Office Box being referred to herein as “Mail Payments”), (B) by cash, credit card or check delivered in person or by phone at retail stores or other business locations of an Originator or Servicer (such payments, upon receipt by such stores, being referred to herein as “In-Store Payments”), (C) by third party money wire transfer, ACH or other bill pay service that provides for the electronic deposit of funds into an account of the Servicer on behalf of Obligors or (D) by cash, credit card or check delivered in person or by phone or by an agent of Conn Appliances at a service center of Conn Appliances or, in the case of certain delinquent accounts, to employees of Conn Appliances operating out of a service center of Conn Appliances or Servicer (such payments, upon receipt by the service center, being referred to herein as “Field Collections”). Notwithstanding anything to the contrary in this Section 2.02(c), any Successor Servicer shall collect and process Collections of Receivables in any manner that is in accordance with the servicing standard set forth herein.

(ii) Servicer’s right of access to the Post Office Box and the Collection Account shall be revocable at the option of Trustee (acting in its own discretion or at the direction of the Required Noteholders) upon the occurrence of any Default, Event of Default or Servicer Default. In addition, after the occurrence of any Default, Event of Default or Servicer Default, Servicer agrees that it shall, upon the written request of Trustee, notify all Obligors under Receivables to make payment thereof to (i) one or more bank accounts and/or post-office boxes designated by Trustee and specified in such notice or (ii) any Successor Servicer appointed hereunder. The Trustee may, and shall at the request of the Required Noteholders, if any Default, Event of Default or Servicer Default has occurred, require the Servicer to establish a lockbox account pursuant to a lockbox agreement acceptable to the Notice Person, and to direct all Obligors under Receivables to make payments to such lockbox account.

(iii) Servicer shall remove or cause all Mail Payments to be removed from the Post Office Box by the close of business on each Business Day. Servicer shall process all such Mail Payments and all Field Collections on the date received by recording the amount of the payment received from the Obligor and the applicable account number. Subject to Section 5.4(a) of the Indenture, no later than the close of business on the second Business Day following the date on which Mail Payments are received in the Post Office Box or Field Collections are received by Servicer, Servicer shall deposit or cause such Mail Payments and such Field Collections to be deposited in the Collection Account. Subject to Section 5.4(a) of the Indenture, Originator and Servicer shall cause all In-Store Payments to be (i) processed as soon as possible after such payments are received by Originator or Servicer but in no event later than the Business Day after such receipt, and (ii) deposited in the Collection Account no later than two Business Days following the date of such receipt. Subject to Section 5.4(a) of the Indenture, Servicer shall deposit all Recoveries into the Collection Account within two Business Days after the date of its receipt of such Recoveries.

(iv) [Reserved].

(v) All Collections received by any Originator, Seller or Servicer in respect of Receivables will, pending remittance to the Collection Account as provided herein, be held by such Originator, Seller or Servicer in trust for the exclusive benefit of Trustee and shall not, unless otherwise permitted by the Servicer Transaction Documents, be commingled with any other funds or property of such Originator, Seller or Servicer except as otherwise permitted in accordance with Section 5.4 of the Indenture. Only Collections shall be deposited in the Collection Account. The Servicer may withdraw from the Collection Account such amounts that have been deposited into the Collection Account in error not representing Collections or other proceeds of the Trust Estate and any amounts that are deposited by Servicer that relate to checks rejected by the Obligor’s bank for insufficient funds.

(vi) Each Originator, Seller, Issuer and Servicer hereby irrevocably waive any right to set off against, or otherwise deduct from, any Collections.

(vii) Issuer and initial Servicer hereby transfer, assign, pledge, set over and convey to Trustee all of their right, title and interest in and to the Collection Account and the other Trust Accounts.

(viii) All payments or other amounts collected or received by Servicer in respect of a Receivable shall be applied to the Outstanding Receivables Balance of such Receivable and allocated first to the amount of any outstanding Earned Finance Charges due in respect thereof and then to the amount of any principal due in respect thereof.

(d) [Reserved.]

(e) (i) (A) On or before 120 days after the one-year anniversary of the Closing Date and on or before 120 days after each anniversary thereof, the initial Servicer shall cause a firm of nationally recognized independent public accountants (as used in this subsection 2.02(e), the “accountants”) (who may also render other services to the initial Servicer, the Issuer or any Affiliates of the foregoing) to perform certain agreed upon procedures, as they relate to the initial Servicer’s internal accounting control procedures and processing functions relating to the initial Servicer’s credit policies and originations, collections, aging and charge-off functions which are based on a statistically significant sample of Receivables and include one Monthly Servicer Report (such Monthly Servicer Report to be in a format similar to Exhibit A-1 attached hereto). The initial Servicer shall cause the accountants to furnish a report to the Issuer and Trustee describing the procedures performed and their related findings.

(B) If SST is then acting as Successor Servicer, it shall cause a firm of independent certified public accountants, which may also render other services to SST or its affiliates, to deliver to the Issuer and the Trustee, within 120 days after the end of each fiscal year thereafter, commencing in the year after SST becomes Successor Servicer, (i) an opinion by a firm of nationally recognized independent certified public accountants on the financial position of SST at the end of the relevant fiscal year and the results of operations and changes in financial position of SST for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a report from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of SST’s loan portfolio conducted substantially in compliance with SSAE 16 (the “Applicable Accounting Standards”), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

(ii) The Servicer will deliver to the Trustee on or before the one year anniversary of the Closing Date and on each anniversary thereof, a certificate in substantially the form of Exhibit B of an authorized officer of the Servicer stating that (a) a review of the activities of the Servicer during the preceding year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed in all material respects all of its obligations under this Agreement and each other applicable Servicer Transaction Document to which it is a party throughout such period, or, if there has been a default in the performance of any such obligation, specifying such default known to such officer and the nature and status thereof.

(f) Notwithstanding anything to the contrary contained in this Article II, the Servicer, if not Conn Appliances or any Affiliate of Conn Appliances, shall have no obligation to collect, enforce or take any other action described in this Article II with respect to any Indebtedness that is not included in the Trust Estate other than to deliver to the Issuer the collections and documents with respect to any such Indebtedness as described in Section 2.02(a) hereof.

Section 2.03 Rights After Designation of New Servicer. (a) At any time following the designation of a Successor Servicer (other than Conn Appliances or an Affiliate thereof) pursuant to Section 2.01 hereof:

(i) The Trustee may, at its option, or shall, at the direction of the Required Noteholders, direct that payment of all amounts payable under any Receivable be made directly to the Trustee or its designee.

(ii) The Issuer shall, at the Trustee’s request and at the Issuer’s expense, give notice (to the extent such notice has not otherwise already been provided) of the Trustee’s interest in Receivables to each Obligor and direct that payments be made directly to the Trustee or its designee.

(iii) The Issuer shall, at the Trustee’s request, (A) assemble all of the records relating to the Receivables and other Related Security, and shall make the same available to the Trustee or its designee at a place selected by the Trustee or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Trustee and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Trustee or its designee.

(iv) The Issuer hereby authorizes the Trustee to take any and all steps in the Issuer’s name and on behalf of the Issuer necessary or desirable, in the reasonable determination of the Trustee, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Issuer’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

(v) Upon delivery of a Notice of Appointment (as defined in the Back-Up Servicing Agreement) to the Back-Up Servicer, Conn Appliances shall designate one or more employees acceptable to the Successor Servicer to assist the Successor Servicer with respect to In-Store Payments so long as the Successor Servicer continues to accept In-Store Payments; provided, however, such employee of Conn Appliances shall in no event be deemed an employee, agent, custodian or nominee of the Successor Servicer and the Successor Servicer shall have no responsibility or liability for any negligence or willful misconduct of such employee or for such employee’s failure to assist the Successor Servicer (including without limitation any acts or omissions unrelated to the transactions contemplated hereby). Upon the request of the Successor Servicer to the Trustee, 100% of the Noteholders may direct the Successor Servicer to designate an employee of Successor Servicer to be assigned to any or all Conn Appliances stores to oversee the collection of In-Store Payments at such stores. Each such employee shall be placed at such store at the expense of the Issuer at the monthly rate reflected in the SST Fee Schedule.

(b) The Successor Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to the Successor Servicer by or at the direction of the initial Servicer, including documents prepared or maintained by any Originator, or previous servicer, or any party providing services related to the Contracts, the Receivables and other Related Security (collectively, “third party”). The initial Servicer agrees to indemnify and hold harmless the Successor Servicer, its respective officers, employees and agents against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Successor Servicer may sustain in any way related to the negligence or willful misconduct of any third party hired by or at the direction of the initial Servicer, any Affiliate of the initial Servicer or any of their respective agents with respect to the Contracts, the Receivables and other Related Security. The Successor Servicer shall have no duty, responsibility, obligation or liability (collectively, “liability”) for the acts or omissions of any such third party. If any error, inaccuracy or omission (collectively, “error”) exists in any information provided to the Successor Servicer and such errors cause or materially contribute to the Successor Servicer making or continuing any error (collectively, “continuing errors”), the Successor Servicer shall have no liability for such continuing errors; provided, however, that this provision shall not protect the Successor Servicer against any liability which would otherwise be imposed by reason of willful misconduct or negligence in discovering or correcting any error or in the performance of its duties contemplated herein.

In the event the Successor Servicer becomes aware of errors and/or continuing errors that, in the opinion of the Successor Servicer, impair its ability to perform its obligations hereunder, the Successor Servicer shall promptly notify the other parties hereto of such errors and/or continuing errors. The Successor Servicer may undertake to reconstruct any data or records appropriate to correct such errors and/or continuing errors and to prevent future continuing errors. The Successor Servicer shall be entitled to recover its costs thereby expended from the initial Servicer.

Neither the Successor Servicer nor any of the directors or officers or employees or agents of the Successor Servicer shall be under any liability to the other parties hereto except as provided in this Agreement for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Successor Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Successor Servicer or such Person, as the case may be. The Successor Servicer and any director, officer, employee or agent of the Successor Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

The Successor Servicer will not be responsible for delays attributable to the initial Servicer’s failure to deliver information, defects in the information supplied by the initial Servicer or other circumstances beyond the reasonable control of the Successor Servicer . In addition, the Successor Servicer (and in the case of clauses (A) and (C) below, if a Servicing Officer of the Successor Servicer has actual knowledge of errors, which in the reasonable opinion of the Successor Servicer impair its ability to perform its services hereunder, after reasonable inquiry), shall have no responsibility and shall not be in default hereunder or incur any liability for any act or omission, failure, error, malfunction or any delay in carrying out any of its duties under this Agreement for: (A) any such failure or delay that results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such other Person (including without limitation the initial Servicer) to prepare or provide such information or other circumstances beyond the control of the Successor Servicer; (B) any act or failure to act by any third party (other than those hired by the Successor Servicer), including without limitation the initial Servicer, the Issuer and the Trustee; (C) any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third parties (other than those hired by the Successor Servicer); (D) the invalidity or unenforceability of any Contracts, the Receivables and Related Security under applicable law; (E) the breach or inaccuracy of any representation or warranty made with respect to the Contracts, the Receivables and Related Security; or (F) the acts or omissions of any predecessor or Successor Servicer.

The initial Servicer and the Issuer agree to reasonably cooperate with the Successor Servicer in effecting the assumption of its responsibilities and rights under this Agreement. The initial Servicer shall provide to the Successor Servicer all necessary servicing files and records relating to the Contracts, the Receivables and Related Security (as deemed necessary by the Successor Servicer at such time on a reasonable basis) and the initial Servicer shall use all commercially reasonable efforts to provide to the Successor Servicer access to and transfer of records and use by the Successor Servicer of all licenses, servicing system, software, hardware, equipment, telephony, personnel, employees, facilities or other accommodations necessary or desirable to collect the Contracts, in all cases, subject to the terms of the Intercreditor Agreement. The departing Servicer shall be obligated to pay the costs associated with the transfer of servicing files and records to the Successor Servicer. The Issuer and the Trustee, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Indemnification by the initial Servicer under this Article shall be paid solely by the initial Servicer and not from the Trust Estate, and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the indemnifying party has made any indemnity payments pursuant to this Section 2.03(b) and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the indemnifying party, without interest.

Section 2.04 Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer default (each, a “Servicer Default”):

(a) failure by the Servicer (or, for so long as Conn Appliances is the Servicer, Conn Appliances) to make any payment, transfer or deposit under this Agreement or any other Servicer Transaction Document or to provide the Monthly Servicer Report to the Trustee to make such payment, transfer or deposit or any withdrawal or (in the case of Conn Appliances, as Servicer) to give notice to the Trustee as to any required drawing or payment under the Servicer Letter of Credit on or before the date occurring two (2) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any other Servicer Transaction Document (or in the case of a payment, transfer, deposit or instruction to be made or given with respect to any Interest Period, by the related Payment Date);

(b) failure on the part of the Servicer (or, for so long as the Servicer is Conn Appliances, Conn Appliances) duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or any other Servicer Transaction Document, which failure continues unremedied for a period of thirty (30) days after the earlier of discovery by the Servicer or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Issuer or the Notice Person; or the Servicer shall assign its duties under this Agreement, except as permitted by Article II;

(c) any representation, warranty or certification made by the Servicer in this Agreement or any other Servicer Transaction Document or in any certificate delivered pursuant to this Agreement or any other Servicer Transaction Document shall prove to have been incorrect when made which continues unremedied for a period of 30 days after the date on which the Servicer has actual knowledge thereof or on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Issuer or the Notice Person;

(d) the Servicer shall become the subject of any Event of Bankruptcy or shall voluntarily suspend payment of its obligations;

(e) for so long as Conn Appliances is the Servicer, the failure of Consolidated Parent to maintain Consolidated Net Worth of at least the sum of (i) $250,000,000 plus (ii) 50% of the positive net income of the Consolidated Parent generated after January 31, 2012.

(f) at any time that Conn Appliances is the Servicer, any event of default (which has not been waived or cured within ten (10) Business Days) under (A) the Retailer Credit Agreement, (B) any inventory financing agreement between any lender and Conn Appliances, or (C) any indenture, credit or loan agreement or other agreement or instrument of any kind pursuant to which Indebtedness of Conn Appliances in an aggregate principal amount in excess of $1,000,000 is outstanding or by which the same is evidenced, shall have occurred and be continuing;

(g) at any time that Conn Appliances is Servicer, a final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall have been rendered against the Issuer or Conn Appliances and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of 30 consecutive days after the period for appellate review shall have elapsed; or

(h) for so long as Conn Appliances is Servicer, a Change in Control shall have occurred and be continuing.

Section 2.05 Servicer Indemnification of Indemnified Parties. The initial Servicer shall indemnify and hold harmless the Trustee, the Back-up Servicer, the Successor Servicer, the Noteholders (together with their respective successors and permitted assigns) and each of their respective agents, officers, members and employees (collectively, the “Indemnified Parties”), from and against any loss, liability, expense, damage or injury suffered or sustained solely by reason of any breach by the initial Servicer of any of its representations, warranties or covenants contained in this Agreement or any failure by the initial Servicer to perform any duty or obligation of the initial Servicer contained in this Agreement or any other Transaction Document, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that the initial Servicer shall not indemnify the Indemnified Parties if such acts or omissions were attributable directly or indirectly to negligence or willful misconduct by such Indemnified Party. Any indemnification pursuant to this Section shall be had only from the assets of the initial Servicer and shall not be payable from Collections, except to the extent such Collections are released to the initial Servicer in accordance with Section 5.11 (or any related provision describing the allocation of Collections) of the Indenture in respect of the Servicing Fee. The provisions of such indemnity shall run directly to and be enforceable by such Indemnified Parties.

The Successor Servicer shall indemnify and hold harmless the Issuer and the Trustee, on behalf of the Noteholders, (together with their respective successors and permitted assigns) (collectively, the “Successor Servicer Indemnified Parties”), from and against any loss, liability, expense, damage or injury suffered or sustained solely by reason of such Successor Servicer’s negligence in the performance of or failure to perform its duties or obligations under the Servicer

Transaction Documents or willful misconduct or breach by the Successor Servicer of any of its representations or warranties contained in this Agreement, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that the Successor Servicer shall not indemnify the Successor Servicer Indemnified Parties if such acts or omissions were attributable directly or indirectly to negligence or willful misconduct of such Successor Servicer Indemnified Party. Any indemnification pursuant to this Section shall be had only from the assets of the Successor Servicer and shall not be payable from Collections except to the extent such Collections are released to the Successor Servicer in accordance with Section 5.15 of the Indenture in respect of the Servicing Fee. The provisions of such indemnity shall run directly to and be enforceable by such Successor Servicer Indemnified Parties.

The Issuer shall indemnify, defend and hold harmless the Successor Servicer and its officers, directors, employees, representatives and agents, from and against and reimburse the Successor Servicer for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s and agent’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Successor Servicer directly or indirectly relating to, or arising from, claims against the Successor Servicer by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Successor Servicer’s negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement or the earlier resignation or removal of the Successor Servicer.

Section 2.06 Grant of License. For the purpose of enabling the Back-Up Servicer or any other Successor Servicer to perform the functions of servicing and collecting the Receivables upon a Servicer Default, Conn Appliances hereby (i) assigns, to the extent not prohibited by law or the terms of any agreement to which Conn Appliances is a party or by which it is deemed bound (by the terms thereof or by acceptance of a license), to the Trustee for the benefit of the Secured Parties and shall be deemed to assign to the Trustee for the benefit of the Secured Parties, the Back-Up Servicer or any other Successor Servicer all rights owned or hereinafter acquired by Conn Appliances (by license, sublicense, lease, easement or otherwise) in and to any equipment used for servicing (or reasonable access thereto) together with a copy of any software used in connection with the performance of its duties as Servicer and relating to the Servicing and collecting of Receivables, (ii) agrees to use all reasonable efforts to assist the Trustee for the benefit of the Secured Parties, the Back-Up Servicer or any other Successor Servicer to arrange licensing agreements with all software vendors and other applicable persons in a manner and to the extent reasonably appropriate to effectuate the servicing of the Receivables, (iii) agrees to deliver to the Trustee, the Back-Up Servicer or any Successor Servicer executed copies of any landlord waivers in a form reasonably acceptable to the Notice Person that may be necessary to grant to the Trustee, the Back–Up Servicer or any other Successor Servicer access to any leased premises of Conn Appliances for which the Trustee, the Back-Up Servicer or any other Successor Servicer may require access to perform the collection and administrative functions to be performed by the Trustee, the Back-Up Servicer or any Successor Servicer under the Servicer Transaction Documents and (iv) agrees that it will terminate its activities as Servicer hereunder in a manner which the Trustee the Back-Up Servicer or any Successor Servicer reasonably believes will facilitate the transition of the performance of such activities to the Back-Up Servicer or any other designated Successor Servicer, as applicable, and shall use commercially reasonable efforts to assist the Trustee, the Back-Up Servicer or any Successor Servicer in such transition. The terms of this Section 2.06 shall all be subject to the limitations on the Servicer’s rights as set forth in the Intercreditor Agreement.

Section 2.07 Servicing Compensation. As compensation for its servicing and custodial activities hereunder and reimbursement for its expenses (in the case of Conn Appliances only) as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) as set forth in the Transaction Documents (including, with respect to SST as Successor Servicer, as set forth in the SST Fee Schedule) prior to the Indenture Termination Date as described in Section 12.1 of the Indenture. The Servicing Fee shall be payable, with respect to each Series, at the times and subject to the limitations set forth in the Indenture.

The initial Servicer’s expenses include the fees and disbursements of independent public accountants and all other expenses incurred by the initial Servicer in connection with its activities hereunder; provided, that the initial Servicer in its capacity as such shall not be liable for any liabilities, costs or expenses of the Issuer, the Noteholders or the Note Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or gross receipts (or any interest or penalties with respect thereto or arising from a failure to comply therewith) except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the initial Servicer of its obligations under Section 6.02 hereof. In such case, the initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee. The payment of the expenses of SST, as Successor Servicer, which with respect to SST are set forth in the SST Fee Schedule attached to the Back-Up Servicing Agreement, shall be distributed on each Payment Date to the extent of funds available therefor in accordance with Section 5.15 of the Indenture and the SST Fee Schedule. The provisions of this Section 2.07 shall survive the termination of this Agreement and the earlier resignation or removal of the Servicer.

Section 2.08 Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to and for the benefit of the Issuer, the Trustee, the Back-Up Servicer, the Successor Servicer and the Noteholders as of the date of this Agreement and, in the case of the initial Servicer, as of the Closing Date and, in the case of any Successor Servicer, as of the date of its appointment as Servicer:

(a) Organization and Good Standing, etc. Servicer has been duly organized and is validly existing and in good standing under the laws of its state of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business are presently conducted. Servicer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization. Servicer has (i) all necessary power, authority and legal right to execute, deliver and perform, as applicable, its obligations under this Agreement and each of the other Servicer Transaction Documents, and (ii) duly authorized, by all necessary action, the execution, delivery and performance, as applicable, of this Agreement and the other Servicer Transaction Documents. Servicer has and in the case of the initial Servicer only, had at all relevant times, and now has, all necessary power, authority and legal right to perform its duties as Servicer.

(c) No Violation. The consummation of the transactions contemplated by this Agreement and the other Servicer Transaction Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the organizational documents of Servicer, or (B) in the case of the initial Servicer only, any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Servicer is a party or by which any of them or any of their respective properties is bound, (ii) in the case of the initial Servicer only, result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Servicer Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to Servicer or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Servicer or any of its properties.

(d) Validity and Binding Nature. This Agreement is, and the other Servicer Transaction Documents when duly executed and delivered, as applicable, by Servicer and the other parties thereto will be, the legal, valid and binding obligation of Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by Servicer of any Servicer Transaction Document to which it is a party remains unobtained or unfiled, except in the case of the initial Servicer for the filing of the UCC financing statements referred to in Section 3.11(iii) and Schedule I to the Indenture.

(f) Margin Regulations. Initial Servicer is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Class A Notes, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

(g) Offices. In the case of the initial Servicer, the principal place of business and chief executive office of the initial Servicer is located at the address referred to in Section 7.04 (or at such other locations, notified to the Trustee in jurisdictions where all action required thereby has been taken and completed).

(h) Compliance with Applicable Laws. Servicer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(i) No Proceedings. Except as described in Schedule 2.08(i), provided that such schedule shall only apply to the initial Servicer,

(i) there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which Servicer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of Servicer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Servicer that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and

(ii) there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of Servicer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any other Servicer Transaction Document, or (B) seeking to prevent the consummation of any of the other transactions contemplated by this Agreement or any other Servicer Transaction Document.

(j) Accuracy of Information. All information heretofore furnished by, or on behalf of, Servicer to the Trustee, the Notice Person or any Noteholder in connection with any Servicer Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

(k) No Material Adverse Change. Since January 31, 2012, there has been no material adverse change in (A) Servicer’s (i) financial condition, business, operations or prospects or (ii) ability to perform its obligations under any Servicer Transaction Document and, (B) with respect to the representation made by the initial Servicer, only the collectability of the receivables.

If SST is acting as Successor Servicer, with respect to the representations set forth in Sections 2.08(a), 2.08(h) and 2.08(i), when determining whether any Material Adverse Effect has occurred with respect to any matter described in such sections, clauses (ii) and (iii) of the definition of “Material Adverse Effect” shall apply without reference to the effect of such matter on Seller or on any Servicer (other than SST as Successor Servicer).

In the event that there is any breach of any of the representations, warranties or covenants of the initial Servicer contained in Sections 2.11(a) and (e) and 2.12(a) with respect to any Receivable, and such Receivable becomes a Defaulted Receivable or the rights of the Secured Parties in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available to the Trustee for the benefit of the Secured Parties or the initial Servicer has released any Merchandise securing a Receivable from the lien created by such Receivable (except as specifically provided in the Servicer Transaction Documents), then the initial Servicer shall be deemed to have received on such day a collection of such Receivable in full, and the initial Servicer shall, on the Distribution Date, deposit into the Collection Account, subject to Section 5.4(a) of the Indenture, an amount equal to the Outstanding Receivables Balance of such Receivable, and such amount shall be allocated and applied by the initial Servicer as a Collection allocable to the Receivables or Related Security in accordance with Section 5.11 (or the applicable section relating to allocation of Collections) in the Indenture. In the event that the initial Servicer has paid to or for the benefit of the Noteholders or any other applicable Secured Party the full Outstanding Receivables Balance of any Receivable pursuant to this paragraph, each of the Trustee for the benefit of the Secured Parties and the Issuer shall release and convey all of such Person’s right, title and interest in and to the related Receivable to the initial Servicer, without representation or warranty, but free and clear of all liens created by such Person, as applicable.

Section 2.09 Reports and Records for the Trustee. In addition to each of the reports required to be prepared and delivered by the Servicer pursuant to Section 2.02(e) hereof, the Servicer shall prepare and deliver in accordance with this Section 2.09 each of the following reports and notices:

(a) Periodic Reports. The Servicer shall prepare and forward to the Issuer, the Back-Up Servicer and, the Trustee (i) on or prior to the Series Transfer Date with respect to each calendar month, a Monthly Servicer Report in substantially the form set forth on Exhibit A-1 attached hereto as of the last Business Day of the immediately preceding calendar month, and (ii) as soon as reasonably practicable, from time to time, such other information in its possession as the Trustee, the Back-Up Servicer or the Notice Person may reasonably request.

(b) Monthly Noteholders’ Statement. Unless otherwise stated in the Series Supplement, on each Determination Date the Servicer shall forward to the Trustee and the Back-Up Servicer a Monthly Noteholders’ Statement substantially in the form set forth on Exhibit A-2 attached hereto prepared by the Servicer.

(c) Issuer Reports. The initial Servicer or the Successor Servicer, as the case may be, shall prepare and deliver the reports applicable to it and comply with all the provisions applicable to it of Section 4.3 of the Indenture.

(d) Series Reports. The initial Servicer shall prepare and deliver any reports required to be prepared and delivered by the Servicer by the terms of any agreements of the Issuer or the Servicer relating to the issuance or purchase of any of the Notes.

Section 2.10 Reports to the Commission. The Issuer and/or Conn Appliances, if the Issuer and/or Conn Appliances or any Affiliate of either of them is not acting as Servicer, shall, at the expense of the Issuer or Conn Appliances, as applicable, cooperate in any reasonable request of the Trustee in connection with any filings required to be filed by the Trustee under the provisions of the Securities Exchange Act of 1934 or pursuant to Section 4.3 of the Indenture.

Section 2.11 Affirmative Covenants of the Servicer. At all times from the date hereof to the date on which the outstanding principal balance of all Notes shall be equal to zero, unless the Required Noteholders shall otherwise consent in writing:

(a) Credit and Collection Policy. The Servicer will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(b) Collections Received. Subject to Section 5.4(a) of the Indenture, the Servicer shall set aside and deposit as soon as reasonably practicable (but in any event no later than two (2) Business Days following its receipt thereof) into the Collection Account all Collections received from time to time by the Servicer.

(c) Notice of Defaults, Events of Default, Potential Pay Out Event or Servicer Defaults. Immediately, and in any event within one (1) Business Day after the Servicer obtains knowledge or receives notice of the occurrence of each Default, Event of Default or Servicer Default, or in the case of any Successor Servicer within 3 Business Days of its actual knowledge or receipt of written notice, the Servicer will furnish to the Notice Person a statement of a Responsible Officer of the Servicer, setting forth to the extent actually known by the Servicer, details of such Default, Event of Default or Servicer Default, and the action which the Servicer, the Issuer or a Seller proposes to take with respect thereto.

(d) Conduct of Business. The Servicer will do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would have a Material Adverse Effect.

(e) Compliance with Laws. The Servicer will comply in all respects with all laws with respect to the Receivables to the extent that any non-compliance would have a Material Adverse Effect.

(f) Further Information. The Servicer shall furnish or cause to be furnished to the Trustee such other information relating to the Receivables and readily available public information regarding the financial condition of the Servicer, as soon as reasonably practicable, and in such form and detail, as the Trustee or the Notice Person may reasonably request.

(g) Furnishing of Information and Inspection of Records. The Servicer will furnish to the Trustee and the Notice Person from time to time such information in its possession with respect to the Receivables as such Person may reasonably request, including, without limitation, listings identifying the Outstanding Receivables Balance for each Receivable, together with an aging of Receivables. The Servicer will, at any time and from time to time during regular business hours and, upon reasonable notice, permit the Trustee, and the Notice Person, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records relating to the Receivables and (ii) to visit the offices and properties of the Servicer for the purpose of examining such Records, and to discuss matters relating to Receivables or the Servicer’s performance hereunder and under the other Servicer Transaction Documents with any Servicing Officer of the Servicer having knowledge of such matters. Upon a Default or Event of Default, the Trustee and the Notice Person may have, without notice, reasonable access to all records and the offices and properties of the Servicer.

If SST is acting as Successor Servicer, with respect to the covenants set forth in Sections 2.11(d), 2.11(e) and 2.12(c), when determining whether any Material Adverse Effect has occurred with respect to any matter described in such sections, clauses (ii) and (iii) of the definition of “Material Adverse Effect” shall apply without reference to the effect of such matter on Seller or on any Servicer (other than SST as Successor Servicer).

Section 2.12 Negative Covenants of the Servicer. At all times from the date hereof to the date on which the outstanding principal balance of all Notes shall be equal to zero, unless the Required Noteholders shall otherwise consent in writing:

(a) Modifications of Receivables or Contracts. The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto; except in accordance with Section 2.02(b).

(b) Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. (I) The initial Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, the Notice Persons of each Series and the Servicer Letter of Credit Bank in a form reasonably satisfactory to the Notice Persons of each Series, the performance of every covenant and obligation of the Servicer under the Servicer Transaction Documents; and

(ii) the Servicer has delivered to the Trustee, each Notice Person and the Servicer Letter of Credit Bank (if requested by such Person) an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer comply with this paragraph (b) and that all conditions precedent herein provided for relating to such transaction have been complied with (and if an agreement supplemental hereto has been executed as contemplated by clause (i) above, such opinion of counsel shall state that such supplemental agreement is a legal, valid and standing obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

(II) Any corporation or other entity into which SST may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which SST shall be a party, or any corporation or other entity succeeding to the business of SST must be the successor of SST hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, and SST will not merge, convert or consolidate if the resulting entity would not be the successor of SST hereunder.

(c) No Change in Business or the Credit and Collection Policy. Subject to Requirements of Law, the Servicer will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectability of any Receivable or otherwise have a Material Adverse Effect. The Servicer agrees that prior to making any material change in the Credit and Collection Policy in effect on the Closing Date, it shall obtain the prior written consent of the Notice Person of such changes; provided, however, that in the case of any material change in its Credit and Collection Policy made pursuant to any Requirement of Law as to which it is unable to give ten (10) Business Days’ prior written notice, then the Servicer shall give written notice to the Trustee, each Notice Person and the Issuer of such changes as soon as reasonably practicable prior to the implementation of such changes.

Section 2.13 Sale of Defaulted Receivables. The initial Servicer may sell, on behalf of the Issuer, Defaulted Receivables that have been Defaulted Receivables for no less than six months, as to which the initial Servicer shall have determined eventual payment in full is unlikely, to an unaffiliated third party for the greatest market price available, if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivables would be increased by such sale. Any such sale shall be made free and clear of the Lien of the Trustee under the Indenture, and the Trustee shall comply with the provisions of Section 5.8 of the Indenture with respect thereto. Notwithstanding the foregoing, in no event may the aggregate sales of Defaulted Receivables (by Outstanding Receivables Balance of such Defaulted Receivable as of the Cut-Off Date) pursuant to this Section 2.13 exceed 10% of the Outstanding Receivables Balance on the Cut-Off Date.

ARTICLE III

RIGHTS OF NOTEHOLDERS AND ALLOCATION

AND APPLICATION OF COLLECTIONS

Section 3.01 Establishment of Accounts.

(a) The Collection Account. The initial Servicer, for the benefit of the Secured Parties, shall establish and the Servicer shall maintain the Collection Account in the state of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution in the name of the Trustee, on behalf of the Secured Parties, a non-interest bearing segregated account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. Pursuant to authority granted to it pursuant to subsection 2.02(a), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder and under the Indenture and the Series Supplement.

(b) Series Accounts. If so provided in the Series Supplement, the initial Servicer shall cause to be established and the Servicer shall maintain in the name of the Trustee for the benefit of the Noteholders and the other Secured Parties, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the other Secured Parties, to the extent applicable. Each such Series Account will be a trust account, if so provided in the Series Supplement, and will have the other features and be applied as set forth in the Series Supplement.

Section 3.02 Collections and Allocations.

(a) Collections. Subject to subsection 5.4(a) of the Indenture, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day following such date of receipt.

The Servicer shall allocate such amounts in accordance with this Article III and Article 5 of the Indenture and the initial Servicer shall withdraw the required amounts from the Collection Account or pay such amounts to the Noteholders or other Persons entitled thereto in accordance with this Article III and Article 5 of the Indenture, in both cases as modified by the Series Supplement. The initial Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Series Supplement.

(b) Allocation of Collections Between Finance Charges and Principal Receivables. At all times and for all purposes of this Agreement and the Indenture, Collections received during the Monthly Period will be allocated by the Servicer between Principal Collections and Finance Charges and the appropriate amounts transferred from the Collection Account to the Principal Account and the Finance Charge Account. The portion allocable to Principal Collections will be equal to the positive difference between Collections for such Monthly Period and Earned Finance Charges for such Monthly Period. All other Collections not allocated to Principal Collections for such Monthly Period will be allocated to Finance Charges.

ARTICLE IV

OTHER SERVICER POWERS

Section 4.01 Appointment of Paying Agent. Subject to Section 2.7 of the Indenture, the Servicer may, but shall not be obligated to, revoke the power of the Paying Agent to withdraw funds from any account maintained for the benefit of the Secured Parties pursuant to the Indenture and remove the Paying Agent, if the Servicer determines in its reasonable discretion that the Paying Agent shall have failed to perform its obligations under the Indenture in any material respect or for other good cause. The Servicer shall notify the Rating Agency of the removal of any Paying Agent pursuant to the immediately preceding sentence.

Section 4.02 [Reserved.]

ARTICLE V

OTHER MATTERS RELATING

TO THE SERVICER

Section 5.01 Liability of the Servicer. The Servicer hereby agrees to perform any and all duties and obligations set forth in the Indenture or the Series Supplement thereto that are specifically identified therein as duties of the Servicer. Subject to the foregoing, the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by it in such capacity herein.

Section 5.02 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents who are natural persons of the Servicer shall not be under any liability to the Issuer, the Trustee, the Noteholders or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any supplement hereto. Except as provided in this Section 5.02 with respect to the Issuer and the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Issuer, the Trustee, its officers, directors, employees and agents, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any supplement hereto; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of (x) willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under the Series Supplement or (y) breach of the express terms of any Servicer Transaction Document. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables or the other property in the Trust Estate in accordance with this Agreement, the Indenture and the Series Supplement that in its reasonable opinion may involve it in any expense or liability.

Section 5.03 Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which such Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of any Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by a Conn Officer’s Certificate of the Servicer (or, if the Servicer is not Conn Appliances or an Affiliate thereof, a certificate of a responsible officer of such Servicer), each to such effect delivered, and satisfactory in form and substance, to the Notice Person. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 2.01 hereof.

Section 5.04 Waiver of Defaults. Any default by the Servicer in the performance of its obligations hereunder and its consequences may be waived pursuant to Section 7.01. Upon any such waiver of a default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VI

ADDITIONAL OBLIGATION OF THE

SERVICER WITH RESPECT TO THE TRUSTEE

Section 6.01 Successor Trustee.

(a) If the Trustee resigns or is removed pursuant to the terms of the Indenture or if a vacancy exists in the office of the Trustee for any reason, the Servicer (or, if Conn Appliances is not the Servicer, the Issuer) shall promptly appoint a successor Trustee meeting the requirements of Section 11.9 of the Indenture, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.

(b) The Servicer and/or the Issuer agree to execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all rights, powers, duties and obligations under the Indenture and hereunder.

Section 6.02 Tax Returns. The Issuer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. Except to the extent the Issuer breaches its obligations or covenants contained in this Section 6.02, in no event shall the Issuer be liable for any liabilities, costs or expenses of the Noteholders or the Note Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income or gross receipts (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

Section 6.03 Final Payment with Respect to Any Series. The initial Servicer or the Issuer shall provide any notice of termination as specified for the Issuer in Section 12.5(a) of the Indenture and in accordance with the procedures set forth therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment.

(a) This Agreement may be amended in writing from time to time by the Issuer, the Servicer and the Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, that such action shall not adversely affect in any material respect the interests of any Noteholder or the Back-Up Servicer (including as Successor Servicer) without, in the case of the Back-Up Servicer, its prior written consent.

(b) Any provision of this Agreement may also be amended, supplemented, modified or waived in writing from time to time by the Issuer, the Servicer and the Trustee with the consent of the Required Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders of any Series then issued and outstanding; provided, however, that no such amendment, supplement, modification or waiver shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Notes without the consent of each Holder of Notes so affected, (ii) change the definition of or the manner of calculating the Investor Interest or the Aggregate Investor Net Loss Amount without the consent of each Holder of Notes, (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Holder of Notes adversely affected, (iv) result in a reduction or withdrawal of the then current ratings of any outstanding Notes by the Rating Agency or (v) adversely affect in any material respect the interests of the Back-Up Servicer (including as Successor Servicer) without its prior written consent. The Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Trustee’s rights, duties or immunities under this Agreement or otherwise, except as otherwise may be provided in the Indenture.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish notification of the substance of such amendment to the Rating Agency.

(d) It shall not be necessary for the consent of Noteholders under this Section 7.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.

(e) In connection with any amendment, the Trustee may request an Opinion of Counsel (from an external law firm) from the Issuer to the effect that the amendment complies with all requirements of this Agreement, except that such counsel shall not be required to opine on factual matters.

Section 7.02 Protection of Right, Title and Interest to Receivables and Related Security.

(a) Conn Appliances or the Issuer shall cause this Agreement, the Indenture and the Series Supplement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Noteholders’ and the Trustee’s right, title and interest to the Trust Estate to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the Trustee’s Lien (granted pursuant to the Indenture for the benefit of the Secured Parties) on the property comprising the Trust Estate. Conn Appliances or the Issuer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Conn Appliances or the Issuer, as applicable, in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 7.02(a).

(b) Conn Appliances or the Issuer will give the Trustee prompt written notice of any relocation of any office from which it services the Receivables and Related Security or keeps records concerning such items or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the Trustee’s security interest in the Trust Estate and the proceeds thereof for the benefit of the Secured Parties. The Servicer will at all times maintain each office from which it performs custody, collection and/or customer service obligations with respect to the Receivables, Related Security and other property in its possession and part of the Trust Estate and its principal executive office within the United States of America.

Section 7.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SERVICING AGREEMENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 7.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier (overnight or hand-delivered) at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to 3295 College Street, Beaumont, Texas 77701, Attention: Office of the General Counsel, (b) in the case of the initial Servicer or Conn Appliances, to 3295 College Street, Beaumont, Texas 77701, Attention: Office of the General Counsel, (c) in the case of the Trustee, to the Corporate Trust Office and (e) in the case of the Rating Agency, the address, if any, specified in the Series Supplement; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Unless otherwise provided in the Series Supplement or otherwise expressly provided herein, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed or published, as the case may be, within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

Section 7.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.06 Delegation. Except as provided in Section 2.01, 2.02 or 2.12(b), the Servicer may not delegate any of its obligations under this Agreement.

Section 7.07 Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or the Transaction Documents or any matter arising hereunder or thereunder.

Section 7.08 Further Assurances. The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee or the Notice Person more fully to effect the purposes of this Agreement.

Section 7.09 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, the Notice Person, the Servicer, or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.11 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Secured Parties and their respective successors and permitted assigns. Except as provided in this Section 7.11, no other Person will have any right or obligation hereunder.

Section 7.12 Actions by Noteholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders or unless otherwise provided in the Series Supplement, in each case, as certified by such Noteholder. Notwithstanding anything in this Agreement to the contrary, neither the Servicer nor any Affiliate thereof shall have any right to vote with respect to any Note except as specifically provided in the Indenture.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 7.13 Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and the Trustee agree to provide to any Noteholders and to any prospective purchaser of Notes designated by such a Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, and the Servicer agrees to reasonably cooperate with the Issuer and the Trustee in connection with the foregoing.

Section 7.14 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

Section 7.15 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.16 Rights of the Trustee. The rights, privileges and immunities afforded to the Trustee in the Indenture shall apply to this Agreement as if fully set forth herein.

IN WITNESS WHEREOF, the Issuer, the Servicer and the Trustee have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

CONN’S RECEIVABLES FUNDING I, LP, as Issuer

By:	Conn’s Receivables Funding I, LP,
its general partner

By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: President

CONN APPLIANCES, INC.

By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Vice President

Servicing Agreement

S-1

Exhibit A-1

Form of Monthly Servicer Report

FORM OF MONTHLY SERVICER REPORT

CONN 2012A Servicer Report—Summary
Determination Date	[ ]
Series Transfer Date	[ ]
Payment Date	[ ]

Beginning Date		Ending Date
Monthly Period	[ ]	[ ]
Interest Period	[ ]	[ ]

Is Conn Appliances, Inc. the current Servicer?	[ ]

Outstanding Note Balance as of Determination Date		[ ]
Principal Payments to Class A Note Holders for current Payment Date		[ ]

Oustanding Note Balance following current Payment Date		[ ]

Total Interest Payments paid to Class A Noteholders on current Payment Date		[ ]

Payment Summary of Trust for Current Payment Date
Summary of Trust Payments
Total Payments paid to Trustee on current Payment Date		[ ]
Total Payments paid to Back-Up Servicer on current Payment Date		[ ]
Total Payments paid to successor Servicer on current Payment Date		[ ]
Total Payments paid Servicer on current Payment Date		[ ]
Total Payments paid to Class A Noteholders on current Payment Date		[ ]
Total Payments paid to Servicer Letter of Credit Bank		[ ]
Total Payments paid to Issuer on current Payment Date		[ ]

Total Payments paid on current Payment Date		[ ]

Collection Account Summary
Amount deposited into Finance Charge Collection Account from Collections Account on Series Transfer Date		[ ]
Amount deposited into Principal Account form Collections Account on Series Transfer Date		[ ]

Amounts remaining on desposit in Collections Account		[ ]

Acitivity During Current Monthly Period
Portfolio Summary
Outstanding Receivable Balance as of Beginning of current Monthly Period		[ ]
Total principal payments received on accounts		[ ]
Oustanding Receivables that became Defaulted Receivables		[ ]

Outstanding Receivables Balance as of End of current Monthly Period		[ ]

Number of Eligible Receivables as of Beginning of current Monthly Period		[ ]
Number of Eligible Receivables that closed account through payment		[ ]
Number of Eligible Receivables that became Defaulted Receivables		[ ]

Number of Eligible Receivables as of End of current Monthly Period		[ ]

Payments to Collection Accounts
Total Principal payments received from customers and deposited into Collections Account		[ ]
Total Recoveries received and deposited into Collections Account		[ ]
Total Earned Finance Charges received from customers and deposited into Collection Acocunt		[ ]
Total any other amounts due to Trust and deposited into Collections Account		[ ]

Total payments received and deposited into Collections Account		[ ]

Defaulted Receivables
Number of Accounts that became Defaulted Accounts		[ ]
Outstanding Receivables Balances that became Defaulted Accounts		[ ]

Recoveries
Principal recoveries received		[ ]
RSA refunds received		[ ]
Credit insurance refunds received		[ ]
Sales tax refunds received		[ ]

Total Recoveries Received		[ ]

Aggregate Net Investor Loss Amount
Total Outstanding Receivables Balance that became Defaulted Accounts during current Monthly Period		[ ]
Total Recoveries received during current Monthly Period		[ ]

Aggregate Net Investor Loss Amount for Current Monthly Period		[ ]

Servicing Agreement

A-1-1

Cash Option Receivables
Number of Cash Option Receivable Accounts that exercised Cash Option during current Monthly Period	[ ]
Aggregate previous Earned Finance Charges of exercised Cash Option Receivables	[ ]

Installment Receivables
Outstanding Receivables Balance of Installment Receivables at beginning of Monthly Period	[ ]
Receivables Balance of Installments Receivables that paid off outstanding balance	[ ]
Receivables Balance of Installments Receivables that became Defaulted Receivables	[ ]

Outstanding Receivables Balance of Installment Receivables at end of Monthly Period	[ ]

Number of Installment Receivables at beginning of Monthly Period	[ ]
Number of Installment Receivables that paid off oustanding balance	[ ]
Number of Installment Receivables that became Defaulted Receivables	[ ]

Number of Installment Receivables at End of Monthly Period	[ ]

Revolving Receivables
Outstanding Receivables Balance of Revolving Receivables at beginning of Monthly Period	[ ]
Receivables Balance of Revolvings Receivables that paid off outstanding balance	[ ]
Receivables Balance of Revolvings Receivables that became Defaulted Receivables	[ ]

Outstanding Receivables Balance of Revolving Receivables at end of Monthly Period	[ ]

Number of Revolving Receivables at beginning of Monthly Period	[ ]
Number of Revolving Accounts that became Defaulted Receivables	[ ]

Number of Revolving Receivables at End of Monthly Period	[ ]

Total Oustanding Receivables Balance at end of Monthly Period	[ ]
Total Number of Outstanding Receivables Balance at end of Montly Period	[ ]

Portfolio Characteristics
Weighted Average Rate of Eligible Receivables as of End of current Monthly Period	[ ]
Weighted Average Term of Eligible Installment Receivables as of End of current Monthly Period	[ ]
Weighted Average Age of Eligible Receivables as of End of current Monthly Period	[ ]
% of Eligible Receivables that are Cash Option Receivables as of End of current Monthly Period	[ ]

Delinquency Status
Oustanding Receivables Balance that are 0 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 1 to 29 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 30 to 59 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 60 to 89 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 90 to 119 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 120 to 159 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 160 to 189 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 190 to 209 days delinquent as of end of current Monthly Period	[ ]

Total Oustanding Receivables Balance as of end of current Monthly Period	[ ]

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Report as of the [    ] day of [    ]20[            ].

CONN APPLIANCES, INC, as Servicer

By:

Name:

Title:

Servicing Agreement

A-1-2

Exhibit A-2

Form of Monthly Noteholders’ Statement

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

CONN 2012A Monthly Noteholders Statement
Determination Date	[ ]
Series Transfer Date	[ ]
Payment Date	[ ]

	Beginning Date	Ending Date
Monthly Period	[ ]	[ ]
Interest Period	[ ]	[ ]

Is Conn Appliances, Inc. the current Servicer?	[ ]

Outstanding Note Balance as of Determination Date	[ ]
Principal Payments to Class A Note Holders for current Payment Date	[ ]

Oustanding Note Balance following current Payment Date	[ ]

Total Interest Payments paid to Class A Noteholders on current Payment Date	[ ]

Payment Summary of Trust for Current Payment Date
Summary of Trust Payments
Total Payments paid to Trustee on current Payment Date	[ ]
Total Payments paid to Back-Up Servicer on current Payment Date	[ ]
Total Payments paid to successor Servicer on current Payment Date	[ ]
Total Payments paid Servicer on current Payment Date	[ ]
Total Payments paid to Class A Noteholders on current Payment Date	[ ]
Total Payments paid to Servicer Letter of Credit Bank	[ ]
Total Payments paid to Issuer on current Payment Date	[ ]

Total Payments paid on current Payment Date	[ ]

Collection Account Summary
Amount deposited into Finance Charge Collection Account from Collections Account on Series Transfer Date	[ ]
Amount deposited into Principal Account form Collections Account on Series Transfer Date	[ ]

Amounts remaining on desposit in Collections Account	[ ]

Acitivity During Current Monthly Period
Portfolio Summary
Outstanding Receivable Balance as of Beginning of current Monthly Period	[ ]
Total principal payments received on accounts	[ ]
Oustanding Receivables that became Defaulted Receivables	[ ]
Outstanding Receivables Balance as of End of current Monthly Period	[ ]

Number of Eligible Receivables as of Beginning of current Monthly Period	[ ]
Number of Eligible Receivables that closed account through payment	[ ]
Number of Eligible Receivables that became Defaulted Receivables	[ ]
Number of Eligible Receivables as of End of current Monthly Period	[ ]

Payments to Collection Accounts
Total Principal payments received from customers and deposited into Collections Account	[ ]
Total Recoveries received and deposited into Collections Account	[ ]
Total Earned Finance Charges received from customers and deposited into Collection Acocunt	[ ]
Total any other amounts due to Trust and deposited into Collections Account	[ ]

Total payments received and deposited into Collections Account	[ ]

Defaulted Receivables
Number of Accounts that became Defaulted Accounts	[ ]
Outstanding Receivables Balances that became Defaulted Accounts	[ ]
Recoveries
Principal recoveries received RSA refunds received	[ ]
Credit insurance refunds received	[ ]
Sales tax refunds received Total	[ ]
Recoveries Received	[ ]

[ ]

Servicing Agreement

A-2-1

Aggregate Net Investor Loss Amount
Total Outstanding Receivables Balance that became Defaulted Accounts during current Monthly Period	[ ]
Total Recoveries received during current Monthly Period	[ ]

Aggregate Net Investor Loss Amount for Current Monthly Period	[ ]

Cash Option Receivables
Number of Cash Option Receivable Accounts that exercised Cash Option during current Monthly Period	[ ]
Aggregate previous Earned Finance Charges of exercised Cash Option Receivables	[ ]

Installment Receivables
Outstanding Receivables Balance of Installment Receivables at beginning of Monthly Period	[ ]
Receivables Balance of Installments Receivables that paid off outstanding balance	[ ]
Receivables Balance of Installments Receivables that became Defaulted Receivables	[ ]

Outstanding Receivables Balance of Installment Receivables at end of Monthly Period	[ ]

Number of Installment Receivables at beginning of Monthly Period	[ ]
Number of Installment Receivables that paid off oustanding balance	[ ]
Number of Installment Receivables that became Defaulted Receivables	[ ]

Number of Installment Receivables at End of Monthly Period	[ ]

Revolving Receivables
Outstanding Receivables Balance of Revolving Receivables at beginning of Monthly Period	[ ]
Receivables Balance of Revolvings Receivables that paid off outstanding balance	[ ]
Receivables Balance of Revolvings Receivables that became Defaulted Receivables	[ ]

Outstanding Receivables Balance of Revolving Receivables at end of Monthly Period	[ ]

Number of Revolving Receivables at beginning of Monthly Period	[ ]
Number of Revolving Accounts that became Defaulted Receivables	[ ]

Number of Revolving Receivables at End of Monthly Period	[ ]

Total Oustanding Receivables Balance at end of Monthly Period	[ ]
Total Number of Outstanding Receivables Balance at end of Montly Period	[ ]

Portfolio Characteristics
Weighted Average Rate of Eligible Receivables as of End of current Monthly Period	[ ]
Weighted Average Term of Eligible Installment Receivables as of End of current Monthly Period	[ ]
Weighted Average Age of Eligible Receivables as of End of current Monthly Period	[ ]
% of Eligible Receivables that are Cash Option Receivables as of End of current Monthly Period	[ ]

Delinquency Status
Oustanding Receivables Balance that are 0 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 1 to 29 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 30 to 59 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 60 to 89 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 90 to 119 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 120 to 159 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 160 to 189 days delinquent as of end of current Monthly Period	[ ]
Oustanding Receivables Balance that are 190 to 209 days delinquent as of end of current Monthly Period	[ ]

Total Oustanding Receivables Balance as of end of current Monthly Period	[ ]

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Report as of the [         ] day of [            ], 20[            ]

CONN APPLIANCES, INC, as Servicer

By:

Name:

Title:

Servicing Agreement

A-2-2

Exhibit B

Form of Annual Servicer’s Certificate

FORM OF ANNUAL SERVICER’S CERTIFICATE

CONN APPLIANCES, INC.

The undersigned, a duly authorized representative of Conn Appliances, Inc. (“Conn Appliances”), as Servicer pursuant to the Servicing Agreement, dated as of April 30, 2012 (the “Servicing Agreement”) by and among Conn Appliances, Conn’s Receivables Funding I, LP., as issuer, Wells Fargo Bank, National Association, as trustee (the “Trustee”), does hereby certify that:

1. Conn Appliances is a Servicer under the Servicing Agreement.

2. The undersigned is duly authorized pursuant to the Servicing Agreement to execute and deliver this certificate to the Trustee.

3. This certificate is delivered pursuant to Section 2.02(e)(ii) of the Servicing Agreement.

4. A review of the activities of the Servicer during (the period from the Closing Date until) (the twelve month period ended)                             , 20            and of its performance under the Servicing Agreement was conducted under my supervision.

5. Based on such review, the Servicer has, to the best of my knowledge, fully performed in all material respects all of its obligations under the Servicing Agreement and each other applicable Transaction Document to which it is a party throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

6. The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Servicing Agreement and each other applicable Transaction Document to which it is a party, known to me to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

[If applicable, insert “None.”]

7. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Servicing Agreement.

[signature page follows]

Servicing Agreement

B-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this             day of             ,             .

CONN APPLIANCES, INC.,

By:
Name:
Title:

Servicing Agreement

B-2

Exhibit C

Form of Credit

and Collection Policy

FORM OF CREDIT AND COLLECTION POLICY

On file with the Servicer

Servicing Agreement

E-1

Schedule 2.08(i)

Litigation

LITIGATION

None

Schedule 208(i)-1